Exhibit 13.11

Pinned Post:

Props update as of 03.04.2019: We distributed Props to accredited investors on March 4th. Please read pinned post for additional details and updates.

Please read important legal disclaimer: “No money or other consideration is being solicited, and if sent in response, will not be accepted. No offer to buy Props Tokens can be accepted and no part of the purchase price can be received under Regulation A until an offering statement is qualified pursuant to the Securities Act of 1933, as amended, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. A person's indication of interest involves no obligation or commitment of any kind.

Our discussion may contain forward-looking statements that are based on our beliefs and assumptions and on information currently available to management. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “is designed to,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words.

These statements involve risks, uncertainties, assumptions and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each such forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Forward-looking statements include, but are not limited to, statements about: developing and designing our network, including the Props token and its future utility; the anticipated development and growth of our network; maintaining and expanding our base of users; our anticipated growth and growth strategies and our ability to effectively manage that growth and effect these strategies; our expectations regarding regulatory developments and their effect on our network, including our ability to qualify an offering under Regulation A+; the ability of applications on our network to develop a user base and a successful business model; and potential future listings on an exchange or ATS. We cannot assure you that the forward-looking statements will prove to be accurate. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Users outside the United States or otherwise subject to foreign law should consult with their counsel to ensure and confirm that they may participate in any offering of tokens. Some transfers of tokens may be limited under state or foreign laws. You must check with counsel in order to ensure a transfer is compliant with such law.”

---------------------------------------------------

Detailed blog update (02.28.2019) here: https://blog.propsproject.com/props-distribution-update-4b02a86d64fa
Detailed video update (02.28.2019) here: https://youtu.be/cGWwT0nMZV8
Connecting Props to your YouNow account: https://youtu.be/9kb88TQ-rxc

---------------------------------------------------

Our Telegram team’s normal working hours are 9:00am-6:00pm ET Monday through Friday. We will do our best to respond to inquiries in a timely manner. Thank you for your questions and comments!

---------------------------------------------------

Props Project

27 March 2019

A
03:17
Ale
When distribution in my mew?????

lw

03:45
lao wang
In reply to this message
for example which exchange is ats
Moo invited Moo

J

09:51
J
In reply to this message
Not sure. Possibly coinbase, but the exchange has to be approved through the SEC as an ATS. I’m not sure which ones have if any.
zi invited zi
Ajani Husbands invited Ajani Husbands
Johanna Collins-Wood invited Johanna Collins-Wood
Deleted Account invited Deleted Account
28 March 2019

SC

04:58
Seiko Chee
This lawyer explains ATS very well
Deleted Account invited Deleted Account
H THE invited H THE

ΔH

16:32
ΔLΣX HΩLMΣS
In reply to this message
Check with @god

UA

16:38
Uosof Ahmadi
In reply to this message
:'-D

AM

16:44
Anna Mulert

In reply to this message
Thank you for reaching out. I’ll follow up now on DM to get details.
Jahras invited Jahras
29 March 2019

N

00:14
Ncricster
Johnny Anna Does an ATS allow non accredited investors to trade on them?
00:17
If so, how are the non accredited investors how participated in the sale supposed to ever exit their position?

M

02:00
Megawhiz
When is an exchange listing happening for this?
02:01
Can't believe the team is so incompetent that in a yr they can't even line up a single exchange?
02:01
Why raise the money with unaccredited when the max you could raise there is $1M?

UA

02:38
Uosof Ahmadi
In reply to this message
That’s besides the point, it need to be registered as REG A+ so that day to day user can purchase the token on younow, do you even know what you invested in?

K

02:51
Karan
What about token distribution to non- accredited investors? Can we get a refund?
Deleted Account invited Deleted Account

D

05:10
Denz
Do you think the tokens will ever be for an exchange/eco system or both?

SC

05:59
Seiko Chee
Props could be more TRANSPARENT with its investors. Seems like there is something to hide.

D

06:13
Denz

In reply to this message
Yes just tell us Props team we have been very patient!

PM

10:40
Peter Miklos
In reply to this message
We have to wait until they get the Reg A+ from SEC. They have applied for it months ago, the best you can do is to stay patient and hope they get an approval.

D

10:41
Denz
In reply to this message
And if no approval, What happens?

PM

10:45
Peter Miklos
In reply to this message
Probably we get refunded, or they fix the application and reapply and wait even more. I see no point of a PROPS ecosystem that can only be used by a handful of accredited investors. I see Reg A+ as absolute must.
But let's worry about that if they get rejected.

D

10:55
Denz
In reply to this message
Ok thanks for the clarification
Jesse invited Jesse

AL

11:25
Angela Lee
In reply to this message
We will be working towards a regulated listing on an alternative trading system (ATS) that lists tokens for trading. We will update you when we have more information on this front. We do not intend to list our tokens on exchanges before Props are available as rewards for users in the Props apps, and distributed to non-accredited Republic investors.

+ read important information in our pinned post
11:38
Moning to all and TGIF! Thank you always for your continuous support and welcome to all new members. For some weekend reading, may I recommend our white paper 2.0? Also, a lot of fun reads on our blog. Check it out! If you're more of a lighter read, please read the important information in our pinned post. Cheers! https://blog.propsproject.com/

K

11:45
Karan
In reply to this message
They should give us 100 % more rather than keeping the 20%

N

15:06
Ncricster
In reply to this message
My question is that once approved and listed on a ATS, would the non accredited token holders be able to trade on the ATS?

J

15:31
J
In reply to this message
Yes
The whole reason for getting Reg A+ certified or approved is so the non accredited investors can trade.
So this move to get Reg A+ and list on an ATS is solely for the non accredited investors

UA

15:33
Uosof Ahmadi
In reply to this message
It’s not solely for the non accredited investors, it’s also So day to day users on younow can purchase it

J

15:34
J
In reply to this message
Sure, which will be non accredited individuals.
With out this Reg A+ then nothing happens on large scale with props

DG

15:39
Dan Gilormo
In reply to this message
Hey Denz, we are working with one of the best law firms in the field to help ensure that we do everything by the book. With their help, input from the Props community, and working with the SEC, we are taking steps toward a Reg A+ offering. We have been engaged with the SEC over the past 9 months and believe the SEC will qualify our offering in the next few months.

Distributing Props to unaccredited investors in a compliant manner will be a significant milestone. It will launch us towards our vision of a more inclusive digital media economy, and enable us to properly ascribe platform-wide value across a diverse array of stakeholders

+ read important information in our pinned post

SC

21:16
Seiko Chee
In reply to this message
Or the value of the props tokens could go to zero

PM

21:19
Peter Miklos
In reply to this message
Yeah. Does it have any market value right now?

SC

21:25
Seiko Chee
There are at least 1,000 security tokens out there. Do u realistically see them all listed? If so, when? 2030?
30 March 2019
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M

22:41
Megawhiz
In reply to this message
We all know we invested in this for the money vs. any hopes of YouNow taking off. Wake up and smell the coffee.

I feel bad for Props employees who probably were promised payments in props but then realized it is not being traded on any exchange.

UA

23:23
Uosof Ahmadi
In reply to this message
What are you talking about, I’m talking about the reasoning for the Reg A+ qualification. I know why I invested. Younow already has a bar system which looks like it will be replaced with props. Younow is an established business already. The employees are getting paid regardless. If they were sad about not being able to dump on us I’d be very worried and I’m sure they also believe in the longevity of the project rather than the short term gain
31 March 2019
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DP

10:40
Dr PPT
any @admins on right now?
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E

12:25
Efthymios
does anyone knows when we getting the coins?

J

14:59
J
In reply to this message
Nope

UA

15:01
Uosof Ahmadi
In reply to this message
Are you accredited or non accredited

E

15:03
Efthymios
What you mean by that?

J

15:06
J
In reply to this message
Where did you originally buy the coins?

E

15:11
Efthymios
Republic

UA

23:46
Uosof Ahmadi
In reply to this message
It will be released in a few months according to the team
23:47
Any accredited investors looking to sell some tokens for the futures price?
23:47
I’d be happy to buy some
1 April 2019

p

02:26
phainesthai
@uosofahmadi PM
wang_ listing BD invited wang_ listing BD

wl

04:09
wang_ listing BD
Hello༌is there any admin༟
04:10
I want to talk cooperation about listing.

C

05:28
Cheech
@uosofahmadi PM me
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AL

12:30
Angela Lee
Hello hello from NY. Just wanted to pop in and say thank you so much for your constant support! Hope the weekend was great for everyone and as always, pinned post has some important info! Please read when you can. Thanks all. Cheers!

J

12:44
J
In reply to this message
And...
Lol

How’s things going with the SEC?

AL

12:46
Angela Lee
In reply to this message
and... I updated my message :-) Thanks J!

J

13:30
J
In reply to this message
Lol awesome!
Carlos invited Carlos
2 April 2019

bb

04:00
big boss
In reply to this message
i can

R

04:52
Rico
In reply to this message
What is the futures price?

D

05:53
Dgdg19
that exchange is a scam- clearly printing fake volume and prices all along so don't even bother checking
SKCheri invited SKCheri

bb

10:47
big boss
In reply to this message
i can sell you some
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Dennis invited Dennis

D

11:18
Dennis
Hey, when will I get my tokens? I bought in december 2017 on republic..
11:30
Why do accreditet investors get them before the rest? We all waited over 2 years

J

12:53
J
In reply to this message
Read messages over the last few months, and pinned message. That’ll answer all your questions

AL

13:00
Angela Lee
In reply to this message
Hi Dennis, over the past year, we’ve worked to ensure strict compliance with US regulatory standards. Our efforts have positioned Props to soon become one of the first projects to issue tokens to all consumers, including non-accredited individuals in the United States and worldwide, in compliance with US federal securities laws. While we tried to make the two routes for investment (for accredited investors and non-accredited individuals) as similar as we could, they are subject to different regulations and were conducted on two different platforms (Coinlist and Republic). That created some differences between the offerings. That’s why we are taking steps to qualify the distribution of Props tokens under Reg A+. This filing will enable us to bring Props to life also for non-accredited investors and consumer level users. This is expected to take a few more months. + read important information in our pinned post
Andrea invited Andrea
Winslow Strong invited Winslow Strong

SV

23:07
Steven Vegas
When do ICO investors on Republic get their coins?
3 April 2019

S

00:06
Sam
Okay, it’s enough. I think I want to get the refund now, Admin - help pls.

bb

03:17
big boss
Okay, it’s enough. I think I want to get the refund now, Admin - help pls.

SC

06:24
Seiko Chee
Refund is 80% and you need to pay the bank some administration cost as well. 2.5% if your currency is not US dollars

S

06:26
Slavco
Hi, i want to get a refund too. Who will help me with that?

S

07:59
Slavco
Have anyone done a refund here? Its usd based according to the lock rate? Or they return eth *0.8?

C(

08:54
Coin Head (Trey Rawles - www.hashchi.co)
In reply to this message
There has never been any crypto project approved for Reg A+ EVER and you say it will take months?
08:54

Please correct me if I am wrong
08:55
In reply to this message
Please confirm

AL

09:08
Angela Lee
In reply to this message
We are working with one of the best law firms in the field to help ensure that we do everything by the book. With their help, input from the Props community, and working with the SEC, we are taking steps toward a Reg A+ offering. We have been engaged with the SEC over the past 9 months and yes, we do believe the SEC will qualify our offering in the next few months.

Needless to say, we're excited as distributing Props to unaccredited investors in a compliant manner will be a significant milestone.

+ read important information in our pinned post
09:14
Hello good morning( or noon or night, depending on where you are). We're so excited to be launching as Reg A and be able to bring Props to our entire community of accredited and unaccredited users, so that our wide base of content creators and engaged users will benefit from the same utility and have the same token rights as accredited investors. It's going to be so exciting to see everything come full circle and we'll all be there to celebrate! Thank you always for the support you provide and as always... did you check our pinned post? 😉� Have a great, Telegram!

RP

10:39
Ruben Perez
In reply to this message
Great news! Thanks :)
10:44
In reply to this message
Any idea on a distribution date for Republic investors? Latest updates just say “a few months.” Thanks!

DG

13:59
Dan Gilormo
In reply to this message
No updates from two weeks ago, the plan remains: for non accredited investors and users of the Props apps, we expect that they will receive tokens in the next few months, as soon as our Reg A+ filing is qualified by the SEC.

We do not intend to list our tokens on any exchange before Props are available as rewards for users in the Props apps, and distributed to non-accredited Republic investors.

+ read important information in our pinned post

PM

16:30
Peter Miklos
In reply to this message

Can't recall any other crypto projects that tried to apply and did an ICO in a compliant way.
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4 April 2019
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J

17:09
J
In reply to this message
I didn’t notice any new info in there. Seemed just like an affirmation of what’s going on
LIL DADIE invited LIL DADIE
5 April 2019
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6 April 2019
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7 April 2019
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AL

07:58
Angela Lee
In reply to this message
Hi nothing we haven’t been saying! We’re just so excited to be launching as Reg A. As always please remember pinned post.
07:59
In reply to this message
[Graphic depiction of thumbs up]
Satish Luintel invited Satish Luintel

J

17:54
Jordan
Any admins available to DM me regarding a refund?

DG

17:55
Dan Gilormo
Hey Jordan, sure.

J

17:55
Jordan
Thanks, Dan

DG

18:01
Dan Gilormo
To the new members of the channel, we invite you to check out this product demo AND to read our whitepaper (https://propsproject.com/static/PROPS-Whitepaper-2.0.pdf. We expect much more to come soon, please shout with any questions.

+ read important information in our pinned post. https://www.youtube.com/watch?v=9kb88TQ-rxc

S

18:07
Sam
Hi, I am trying to elicit admins for a while for refund but so far it’s negative. Can anyone reach out to me?

DP

18:24
Dr PPT
In reply to this message
Same, I’ve even sent them an email and no response. It’s been a little shy of a week now.

DG

18:28
Dan Gilormo
Sam and Dr PPT, please shoot me a DM!
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Amelie Harvey invited Amelie Harvey
8 April 2019
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C

05:08
Christian
Hey, is there a way for me to know how much i put up in your ICO? Its been so long i cant even remember the amount :'-D
05:09

Or do i have to just wait untill i get the tokens into my eth adress?

UA

05:27
Uosof Ahmadi
In reply to this message
Did you invest on coinlist or republic
05:27
If republic
05:28
Just login and it will tell you

C

05:32
Christian
Ooh, alright. Thanks.
05:32
Republic

[Graphic depiction of stars]

10:14
[Graphic depiction of stars] :-O [Graphic depiction of stars]
when you expect for regulations to be accepted so all users may invest and use tokens freely?
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DG

15:29
Dan Gilormo
In reply to this message
Hey, we have been engaged with the SEC over the past 9 months and believe the SEC will qualify our offering in the next few months. + read important information in our pinned post
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9 April 2019

B

01:24

Bruce@BiKi
Hello, there
01:24
Is any admin there?
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JING JIANG invited JING JIANG
Crypto Daily invited Crypto Daily

C

06:12
Crypto Daily
I have a very interesting offer that will assist you on this project, an admin should kindly dm me.
周 invited 周

DG

07:30
Dan Gilormo
In reply to this message
Sure
07:31
In reply to this message
Hey Bruce, just shot you a DM.
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10 April 2019
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NY

02:00
Nab Yar
Lino network and dlive is ur competitor?
shaken wu invited shaken wu
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Elliott P invited Elliott P
Crypto Joeker invited Crypto Joeker

AM

15:01
Anna Mulert
In reply to this message
Not at the moment, but they could turn into one. Also, at the moment they don't have a token out to the best of my knowledge, just a standard point system.
Deleted Account invited Deleted Account

N

19:58
Ncricster
Have you signed partnerships with youtube content creators?
19:59
Anna ^^

AM

22:18
Anna Mulert
In reply to this message
Hundreds of YouTube content creators have been broadcasting on YouNow regularly, and will begin earning Props once the Rewards engine is turned on. World leading YouTuber Casey Neistat is a Props investor and advisor, as are other creators. We will release more information on this front in the context of Props specifically in due time.
11 April 2019

T

01:40
Tom
hi guys biggest Youtuber 93 millions subsribers Pewdiepie goes blockchain he is joining DLive!
01:42
what does PROPS answer to that? wondering if PROPS gonna have some famous influencers on board

J

02:09
J
In reply to this message
They had/have Philip Defranco and Casey Neistat. But no mention of them or from them since 2017.
So solid question, maybe check the investors information on the website?

FC

02:11
Future Crypto
In reply to this message
Props should get more well know influencers on board
02:12
In reply to this message
That Pewdiepei guy has over 93 millions subscribers that’s insane

J

02:12
J
In reply to this message
Like who?
And is it even in their advertising plan?
I don’t think they’d want any YouTuber or advertising done until they have Reg A+

FC

02:13

Future Crypto
What’s DLive I’ve heard of it

J

02:13
J
In reply to this message
Lol, yah he’s been the biggest YouTuber for a very long time and is now gaining more and more because of a battle between him and a giant Indian company.
Small guy vs. giant company. Plus Philip Defranco and Pewdie Pie are friends.

FC

02:15
Future Crypto
In reply to this message
These influencers can get 10s of millions millennials into cryptos

J

02:23
J
In reply to this message
Easy.
But props has to do it right in order to be the first crypto to be approved
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12 April 2019
Ivy 祎欣 invited Ivy 祎欣
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GW

10:56
Gupta Weber
Hello all.. I am Gupta new to this group..! may I know what's this group about and what is props project in short! :-D

UA

11:42
Uosof Ahmadi
In reply to this message
Here’s a link to the website, have a read https://www.propsproject.com

AL

11:48
Angela Lee
In reply to this message
Hi Gupta, welcome to our telegram! We're a decentralized economy for digital platforms like our app, YouNow, a live streaming social platform. Using the Props token aligns all ecosystem participants around the long-term growth of the network, without relying on any single entity to control its operation. At the moment, we will be working towards a regulated listing on an alternative trading system (ATS) that lists tokens for trading. We will update you when we have more information on this front. We do not intend to list our tokens on exchanges before Props are available as rewards for users in the Props apps, and distributed to non-accredited Republic investors. Feel free to read our pinned post, WhitePaper 2.0 (https://propsproject.com/), and our blog (blog.propsproject.com)

+ read important information in our pinned post
11:48
In reply to this message
[Graphic depiction of thumbs up]

GW

12:20
Gupta Weber
In reply to this message
Yup! Thanks for the info!

AL

14:15
Angela Lee
In reply to this message
[Graphic depiction of thumbs up]
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13 April 2019
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NR

00:12
Nick Romanek
We made it!
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L

01:20
Love crypto
We can people use props platform༟

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DG

14:03
Dan Gilormo
In reply to this message
You can visit the YouNow web page today and link your wallet if you have Props. At the moment, Props holders have access to unique gifts that help them stand out, unlock special stickers, and receive complementary bar packages. In the coming months we expect to significantly expand functionality.

+ read important information in our pinned post

B

15:54
Behar
Is it possible to get a refund for the PROPS investment via republic?
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DG

18:59
Dan Gilormo
In reply to this message
Hey Behar, I’ll DM you.

J

19:23
J
So what’s happening with all these tokens that people were going to have but now are requesting refunds.
Are they gonna get burned or ???
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C

23:36
Click
In reply to this message
Sam here. My understanding was the token should have been delivered by Q1 and we're past that. Where's the SAFT again?
14 April 2019
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R

14:00
Ryuk - I will ask for apples
A direct competitor just had a successful live stream today of 80k+ I hope this project is close to doing the same, since it lost the first mover race
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M

14:40
Moo
In reply to this message
DLive?

A

14:42
Andrés

I

ICO Drops - ICO News & Alerts 14.04.2019 13:22:43
Photo
Not included, change data exporting settings to download.
1280x820, 116.9 KB
PewDiePie has launched a live broadcast using the service DLive. At the moment, the number of viewers exceeds more than 60 thousand people. This is one of the most prominent examples of crypto adoption.
Details: https://dlive.tv/PewDiePie

A

14:42
Andrés
In reply to this message
Yes

R

14:46
Rico
In reply to this message
Pls DM me too to know the process

R

14:51
Ryuk - I will ask for apples
In reply to this message
Yes

UA

15:04
Uosof Ahmadi
In reply to this message
How are they allowed to operate
15:05
Without reg a +
15:05
Where is the company based ?

R

15:05
Ryuk - I will ask for apples
In reply to this message
Haven’t done a ton of research but they might be based in a more crypto friendly country

UA

15:08
Uosof Ahmadi
In reply to this message
Ffs
15:08
From what I’ve seen it’s an Ad
15:08
And not an organic move

R

15:08
Ryuk - I will ask for apples
In reply to this message
Props is one of the first projects I’ve heard dealing with this Reg A issue, problem of trying to do things right

UA

15:08
Uosof Ahmadi
they must have just paid a lot for him to stream
15:08
In reply to this message
Yeah if this goes well, it will be good
15:09
props also has a lot of creators onboard
15:09
So with the addition of approval
15:09
They may still be ahead

R

15:09
Ryuk - I will ask for apples

In reply to this message
Wouldnt be surprising, Ninja was paid a million to stream Apex legends one night

UA

15:09
Uosof Ahmadi
In reply to this message
just found a tweet, he #ad
15:09
So it was paid
15:10
let’s hope a lot of people don’t move over
15:10
Because a lot of influencers follow the money flow
15:10
It all depends on how props will operate
15:10
And if they will be taking a cut at all from what the influencers earn

R

15:12
Ryuk - I will ask for apples
In reply to this message
Saw that :'-D he did say he would stream again this week but likely part of his deal

UA

15:12
Uosof Ahmadi
In reply to this message
Exactly

R

15:13
Ryuk - I will ask for apples
The economics also matter, how much the creator gets etc

UA

15:13
Uosof Ahmadi
They literally just stole the blueprint

R

15:13
Ryuk - I will ask for apples
But I imagine this cost them quite a lot

UA

15:13
Uosof Ahmadi
And put this app out
15:13
Did they have an ico ?

R

15:13
Ryuk - I will ask for apples
No idea, first time hearing about this

UA

15:13
Uosof Ahmadi
Where are they getting the funds to back this up?
15:13
hmm

R

15:14
Ryuk - I will ask for apples
I kinda feel like it reflects poorly on him especially if it’s purely a paid deal
15:15
They all hate YouTube and twitch, so it’s just a matter of time before they jump ship

UA

15:15
Uosof Ahmadi
In reply to this message
Twitch is very greedy by taking 50%
15:15
YouTube takes less from what I’m aware of
15:15
In reply to this message
I think 20/30% would be reasonable
15:16
But 50% is a joke and won’t last forever

R

15:16
Ryuk - I will ask for apples
In reply to this message
10-20% seems reasonable
15:16
But ya twitch is greedy as F

UA

15:17

Uosof Ahmadi
Yeah
Deleted Account invited Deleted Account

UA

15:23
Uosof Ahmadi
If any admins are available
15:23
Will we be able to stream games ?
15:23
Like proper games
15:24
Fortnite, gta etc?
15:24
Or do you need a different license for that
15 April 2019
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UA

01:47
Uosof Ahmadi
If you invested through coinlist and you’re selling props dm me
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YS

15:19
Yonatan Sela
Yes, users will soon be able to easily stream games on YouNow! We’ll share more details in the next few weeks.
Deleted Account invited Deleted Account

D

16:50
Denz
any republic people got there tokens yet?

DG

18:11
Dan Gilormo
In reply to this message
Hey Denz, not yet. On March 4th we distributed Props to accredited investors. As for the non-accredited investors and users of the Props apps, we expect that they will receive tokens in the next few months, as soon as our Reg A+ filing is qualified by the SEC. + read important information in our pinned post
16 April 2019
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17 April 2019
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H

10:55
Hiro
I have a very interesting offer that will assist this project, please who can I contact?

DG

10:56
Dan Gilormo
Hey Hiro, I’ll DM you.
Johnny invited Johnny

T

14:07
Tom
Wondering how much props raised on ico?

UA

14:09
Uosof Ahmadi
In reply to this message
https://www.propsproject.com
14:11
In reply to this message
$25,000,000
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18 April 2019
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3N

06:38
3 N
Has this coin gone to the o?

UA

08:04
Uosof Ahmadi
Can someone give me some moderator power so I can delete these scams when admins aren’t around ^
J

11:13
J
+1
AM
12:02
Anna Mulert
In reply to this message
Thanks for offering to help! Only staff can be admins for this channel but we truly appreciate how dedicated you all have been in this chat. We will continue to delete spam and thank you for your support! :-)

UA

12:11
Uosof Ahmadi
In reply to this message
No worries, glad to help

J

20:14
J
In reply to this message
Fair enough
20:14
In reply to this message
So what’s it like working for younow?
And on this project?
Do you feel like you’re part of something new and fresh?
felicity_9 invited felicity_9
19 April 2019

EA

00:21
Erdal Ablachim
Because they are totally gonna give you an honest answer :)
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DP

09:13
Dr PPT
Hi any admins on?

I initiated my refund 10 days ago and I have yet to get my refund yet, how long does the process typically take?

Thank you

AL

09:14
Angela Lee

In reply to this message
Hi I'll DM you

DP

09:14
Dr PPT
In reply to this message
Perfect

AL

09:15
Angela Lee
Good morning Props people!
09:18
Welcome to the best day of the week, Friday! or at least on the East Coast side. Wanted to just wish everyone a great weekend. Spring is in the air and the sun is out! As always, weekend reads included are our pinned post, blog, and our white paper 2.0 https://propsproject.com/
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20 April 2019
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bp

12:35
black piano
why the blog don't update , nothing happen since march?

SU

12:54
Simon UserFlood
In reply to this message
Blog Posts ≠ Progress!
Probably a lot of stuff going on behind the scenes.

DD

18:36
David Deven
Am I still able to change my eth address for the token distribution to unaccredited investors? I don’t think I can recover my old one. Laptop broke and I thought I had written down seed somewhere but can’t find it
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21 April 2019
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22 April 2019
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23 April 2019
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JZ

09:57
Johnny Z
In reply to this message
Definitely. Just log in to Republic and make the change.
09:57
In reply to this message
Indeed, thank you Simon. We'll have updates coming soon.
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SU

11:11
Simon UserFlood
In reply to this message
No worries man, are you one of the community moderators?

JZ

11:27
Johnny Z
Yep

C

12:15
Christian
Hey everyone, is there an admin online? :)

AL

12:15
Angela Lee
In reply to this message
Hi Christian, Admin here, how can I help?

C

12:16
Christian
In reply to this message
Eyo, mind if i shoot you a DM?

AL

12:17
Angela Lee
In reply to this message
Feel free to do so!

C

12:24
Christian
In reply to this message
Done

AL

14:11
Angela Lee
In reply to this message
[graphic depiction of a thumbs up]
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24 April 2019
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T

17:12
Tom
Any good news about props project lately?

DG

18:55
Dan Gilormo
In reply to this message
Hey Tom, the latest news is in the pinned post. We will share more updates soon. Thanks for the support [graphic depiction of a thumbs up]
25 April 2019
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26 April 2019
. invited .
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D

06:24
Denz
In reply to this message
Spam? @admin
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27 April 2019

TK

07:43
Tom Kal
Hello, how can I get my props tokens from republic.co investment?
07:46
Alright, just read that it will be distributed later
Morskoybog invited Morskoybog

L

17:26
Limzero
is there any info on the exchanges front ?
17:26
not really into dumping my coins or buying more
17:26
just curious to see how the market valuates the project

TT

21:14
T T
The A+ is diffcut, I think it needs few years.

z

21:34
zhenyu
few years༟
28 April 2019
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29 April 2019
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p

12:31
phainesthai
Hey there.
12:32
Guys, would you tell me why are you so inactive in social media? Twitter/Telegram?
12:32
You are basically putting one update/tweet per 1-2 months?

12:33
Is this a legal issue or you guys working on a marketing campaign?
12:33
What is the best place to track the progress of the project?
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P

15:21
PVK
Received mail from republic that props team is going to deliver tokens. Is it correct ??

UA

15:23
Uosof Ahmadi
In reply to this message
It’s just to verify, but don’t do anything until admins verify the email is legitimate

DG

15:26
Dan Gilormo
In reply to this message
Hey PVK, yes Republic recently sent an email to those who invested in Props through the Republic platform to re-confirm their wallet addresses. We're gearing up to distribute tokens to our Republic investors pending SEC approval, and for the security of Republic investors, we want to ensure that we have all correct wallet address on record.

If you're a Republic investor, please follow the link in their email and actively re-confirm your wallet address on Republic in order to receive your Props tokens along with the rest of the Republic's investors.

Additional details about the distribution will be posted to the Props blog in the coming weeks.

+ read important information in our pinned post

DG

15:44
Dan Gilormo
In reply to this message
Thanks for the feedback. We are hard at work, literally around the clock. Indeed, there are some details we cannot share at the moment for compliance considerations. These considerations also impacts the right timing for our bigger marketing push - you will see much more marketing when the time is right for that. Until then, the Props team is hyper-focused on execution and taking steps to qualify the distribution of Props tokens under Regulation A+ which we expect to come within a few months. Having said all of that, there will be another update to the community coming in the next 10 days. If you have any specific questions - we’re here!

+ read important information in our pinned post
Deleted Account invited Deleted Account

PM

18:06
Peter Miklos
Why does SEC decision making take months? Something is really inefficient there.
Deleted Account invited Deleted Account

J

19:34
J
In reply to this message
Lol
Have you filed for Reg A+ before?
Have you dealt with the US Gov. on anything?
It’s inefficient by nature

PM

19:49
Peter Miklos
In reply to this message
I dealt with the US Gov., my experience is also that they are slow. Why don't they make things faster? :-D

J

19:54
J
In reply to this message
:'-D
19:55
Because there are departments that need approval from other departments that need approval from other departments and so on. It’s never a simple process, unfortunately
Shama invited Shama
Digital Hustler invited Digital Hustler
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30 April 2019

c

04:17
cryptodunk
In reply to this message
Hi guys i received an e mail from republic to confirm wallet. May you please confirm this

D

06:50
Denz
In reply to this message
I got the same thing looks legit

DG

07:09
Dan Gilormo

In reply to this message
Hey Cryptodunk, yes Republic recently sent an email to those who invested in Props through the Republic platform to re-confirm their wallet addresses. We're gearing up to distribute tokens to our Republic investors pending SEC approval, and for the security of Republic investors, we want to ensure that we have all correct wallet address on record.

If you're a Republic investor, please follow the link in their email and actively re-confirm your wallet address on Republic in order to receive your Props tokens along with the rest of the Republic's investors.

Additional details about the distribution will be posted to the Props blog in the coming weeks.

+ read important information in our pinned post

c

08:34
cryptodunk
In reply to this message
Thanks a lot
08:34
In reply to this message
Thanks

R

09:49
Ryuk - I will ask for apples
In reply to this message
The larger the entity, the slower they move unfortunately. Same applies to big business :'-D
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A

19:00
Aragorn
In reply to this message
Sorry but yuo have been gearing up since a year . Is this the final time we will play this game or still there are some ifs and buts remaining :-l
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K

23:30
KryptoWabitz [graphic depiction of S]
got this today!!! we are getting ready!!!!
23:31

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1 May 2019
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Moo invited Moo
2 May 2019
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D

15:44
Denz
what’s the odds we Get the tokens then there is no exchange listing :'-D
Foxy invited Foxy
3 May 2019

z

01:03
zhenyu
Agree. We want an official exchange...
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4 May 2019
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B

16:00
Brian
Is props trading anywhere right now?
Deleted Account invited Deleted Account

J

22:56
J
In reply to this message
No
5 May 2019

A

04:39
Aragorn
In reply to this message
Soon idex and bilaxxy
BudiSadikin invited BudiSadikin
Deleted Account invited Deleted Account

D

07:48
Denz
Jacob winter is a spam/scammer kick him @admin
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T

16:49
Tony
In reply to this message
Forkdelta
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6 May 2019
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UA

14:23
Uosof Ahmadi
Any admins available

AM

14:24
Anna Mulert
In reply to this message
Hey Uosof, how is everything going?
Deleted Account invited Deleted Account

UA

16:39
Uosof Ahmadi
In reply to this message
Can you dm me please

AM

16:40
Anna Mulert
In reply to this message
Of course!
Lily invited Lily
JourneyJay invited JourneyJay

J

22:56
JourneyJay
So I've joined as requested from the website, but I still don't understand what I can do and how all of this works.

UA

22:59
Uosof Ahmadi
In reply to this message
What do you mean?
22:59
You don’t understand what? The app??

J

23:00
JourneyJay
I found the website propsproject.com from the LinkedIn of Adi Sideman
23:00
It said to join this telegram

UA

23:00
Uosof Ahmadi
Yup
23:00
did you just download telegram

J

23:00
JourneyJay
So I have. I still don't know what I can do to participate in props, etc.
23:00
Yeah
23:01
I just got telegram

UA

23:01
Uosof Ahmadi
okay just be careful of scammers

23:01
It’s not available on exchanges yet
23:01
When it is look out on this telegram

J

23:01
JourneyJay
I don't know what it is, even though I read the website

UA

23:01
Uosof Ahmadi
If you’re unsure dm an admin
23:01
I can explain it
23:02
But literally it’s all on the website

J

23:02
JourneyJay
I would appreciate that
23:02
Is it an ability to buy "shares" of basically YouNow as of current?
23:02
I've never been an investor before

UA

23:02
Uosof Ahmadi
In a sense yes and no
23:02
This is bigger than younow
23:03
Props is an ecosystem of apps

J

23:03
JourneyJay
I'm just a writer trying to learn about all of this. I know it's bigger than YouNow

UA

23:03
Uosof Ahmadi
Younow is one of them

J

23:03
JourneyJay
I understand the ecosystem element
23:04
But is props a way to share power of some sort over the collective of apps?

UA

23:04
Uosof Ahmadi
In reply to this message
The props can be used to give you status similar to how bars were used
23:04
But I wouldn’t say powers
23:05
It’s more like you have a piece of the cake that usually only founders have
23:05
and early investors

J

23:30
JourneyJay
Any admins on available for DM?
7 May 2019
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AM

10:10
Anna Mulert
In reply to this message
Hey journeyJay, how are you today?
Deleted Account invited Deleted Account
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Max Klemento invited Max Klemento

MK

13:11
Max Klemento
Hello may i contact with admin marketing

AL

13:20
Angela Lee
In reply to this message
Hi feel free to DM. I’m admin [graphic depiction of woman]

TO

14:45
Tobi Oans
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J

21:52
JourneyJay
Doing good
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8 May 2019
Cersa invited Cersa

K

02:11
Kim
Hi,admin,this is Kim from IDAX exchange.
Does your project have any plans to list on other exchanges recently? IEO is ok too .
I’d like to invite your project to list on our exchange.
If you are interested,please kindly contact me.
Psbel invited Psbel

lw

07:40
lao wang
any good news༟
Дарья Мицкевич invited Дарья Мицкевич
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9 May 2019
Ната Андерсон invited Ната Андерсон
coinlim BD invited coinlim BD
coinlim BD invited coinlim BD

cB

04:55
coinlim BD
Hi,admin,this is Tom from COINLIM exchange.
Does your project have any plans to list on other exchanges recently? IEO is ok too .
I’d like to invite your project to list on our exchange.
If you are interested,please kindly contact me.

UA

04:56
Uosof Ahmadi

Looks like phishing scammers ^
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RS

17:17
Ryan Steubs
Hey guys, how does this platform work?
17:18
What are some ways users earn and spend the currency?
17:18
Looks very interesting

UA

17:19
Uosof Ahmadi
In reply to this message
The exact mechanism will be explained soon, but they’re currently waiting for reg A+ approval.
17:19
From what I do know users will be awarded for engagement
17:20
Similar to how the bars system works on younow
17:20
Except viewers may also be awarded
17:20
Giving incentive to both influencers and viewers
17:21
In reply to this message
Have you read the information on the website and watched the video of the seminar
Kimmy May invited Kimmy May

KM

17:53
Kimmy May
hello everyone

RS

18:17
Ryan Steubs
In reply to this message
Yeah, just watched it. So is YouNow the only platform or are there others?
18:19
like an ecosystem?

UA

20:02

Uosof Ahmadi
In reply to this message
There will be others, it’s an ecosystem

z

22:20
zhuwenjun2018
IF Props qualified by the SEC ,what will happen?
10 May 2019
Austin Phillips invited Austin Phillips
Deleted Account invited Deleted Account

A

06:11
Aragorn
I hope we open at 30x on listing which is less likely

D

06:13
Danny
doubt it
Bilys invited Bilys
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Coin Mastery invited Coin Mastery

CM

06:28
Coin Mastery
I would like to talk to the CEO or the marketing director about the offer I have for this project.

DG

06:54
Dan Gilormo
In reply to this message
Sure feel free to DM me.

J

07:47
Joseph
I downloaded the application but, I did not understand the concept of the product. Can I be explained?

UA

07:50
Uosof Ahmadi
In reply to this message
Go up and read the previous messages ^
07:50

In reply to this message
Or go on the website https://www.propsproject.com

J

07:51
Joseph
Oh okay. Thanks for information.

UA

08:03
Uosof Ahmadi
In reply to this message
[Graphic depiction of "okay" hand signal] no worries

CM

09:56
Coin Mastery
In reply to this message
Kindly send me a pm

VB

10:00
Venus Black
In reply to this message
The WTF app is currently on hiatus and I’ve heard some chatter about there being another video based app trying to apply PROPS to their platform.
10:01
In reply to this message
Ask one of the admins to DM you. They have more accurate information than I do.
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11 May 2019
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K

21:51
KryptoWabitz [Graphic depiction of S];
In reply to this message
Source it will be good to see how accredited the sources are.. my team can do a thorough research...
Cap K invited Cap K

12 May 2019
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13 May 2019

PD

00:28
Peter Dutch
Hi guys, will props project be at Consensus 2019?
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MB

08:01
Miloslav Beno
Hello, admin available for DM?
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DG

11:41
Dan Gilormo
In reply to this message
Sure, I’ll DM you now.

lw

22:52
lao wang
In reply to this message
What will be the update of yesterday's cocktail?
22:53
I heard that there will be news recently.
22:54
Why didn't update
14 May 2019
Reece Burgess invited Reece Burgess

L

04:51
Love crypto
Any news on this project?

DG

09:14
Dan Gilormo
In reply to this message
Hey LC, the latest news is in the pinned post.

JZ

10:54
Johnny Z
Hey guys. We had a great event last night with a bunch of you here in NY for Blockchain Week (all Props investors received an invite). We gave an overview and an update during the event. We have it on video, and we'll send it around in a few days. Stay tuned and thanks for your suppoert [graphic depiction of raised hands]

J

11:44
J
In reply to this message
Awesome!
Hope it really was a good event for everyone!
Oh and that everyone behaved! Lol

A

11:50
Alexander Ilyich Rostov
When will tokens be released to Republic investors?

JZ

11:50
Johnny Z
In reply to this message
:-) Everyone was great! Thanks J
11:52
In reply to this message
It's comoing up very soon Alexander. We will update once we can share more info. For now - please confirm your Wallet address on Republic. Two emails have been sent about that in the past 2 weeks.

A

11:53
Alexander Ilyich Rostov
Oh... Didn't see them
11:53
I had done it before
11:54
But will check out again...

JZ

11:55
Johnny Z

Great. Everyone - it's impoertant to ACTIVELY confirm your wallet. Another email should be sent today with the link to your Republic account
Bard 旻辉 invited Bard 旻辉
Freddie Clarke invited Freddie Clarke

J

18:23
J
In reply to this message
Is this just a confirmation of the wallet that we did months ago?

JZ

18:49
Johnny Z
An email was sent (including this morning) to actively confirm the address. It's important to actively confirm on Republic (just clicking a few buttons), for your security.
Moses Petty invited Moses Petty
Hale Valentine invited Hale Valentine

DD

22:13
David Deven
In reply to this message
My address I made sure to confirm on the website and I regularly receive emails from Republic but I did not get one today
22:13
I don’t think it’s important because I did it manually but just making sure...?

JZ

22:17
Johnny Z
If you did not receive the email it is likely because you already clicked the button and confirmed.
Anyway, just log in to Republic and click "confirm" if you haven't already. Cheers

D

23:53
Dennis
I hope the long wait pays off
23:55
How many tokens have been sold combining all plattforms and accounting for refunds etc. ?
23:57
Can you link the smart contract?
15 May 2019

lw

02:17
lao wang
I hope the long wait pays off

AH

02:55
Abu Hajar
Did we get an email about confirming republic addresses or was that a scam ?
Hale Bill invited Hale Bill

DG

09:48
Dan Gilormo
In reply to this message
Hey Abu, it’s not a scam. Republic recently sent an email to those who invested in Props through the Republic platform to re-confirm their wallet addresses. We're gearing up to distribute tokens to our Republic investors pending SEC approval, and for the security of Republic investors, we want to ensure that we have all correct wallet address on record.

If you're a Republic investor, please follow the link in their email and actively re-confirm your wallet address on Republic in order to receive your Props tokens along with the rest of the Republic's investors.

Additional details about the distribution will be posted to the Props blog in the coming weeks.

+ read important information in our pinned post
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19:27
Peter
In reply to this message
Can you please clarify the next steps after the tokens are given to Republic investors? Thank you.
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21:56
Patrick Wieland
Hello